                                                                   Exhibit 10.20


                               MONTANA GUARANTEED
                              STUDENT LOAN PROGRAM
                      Board of Regents of Higher Education
                            Montana University System
                    2500 Broadway, Helena, Montana 59601-4989
             AGREEMENT TO GUARANTEE FEDERAL FAMILY EDUCATION LOANS
   THIS AGREEMENT, entered into between the Board of Regents of Higher Education
                  (hereinafter referred to as the "Board") and

STUDENT LOAN FINANCE CORPORATION & SUBSIDIARIES (US BANK TRUSTEE) ABERDEEN, SD 57401-4173

   (hereinafter referred to as "Lender") for the following federal loans:
   :Stafford (subsidized and unsubsidized)  :PLUS

   WITNESSETH:

   WHEREAS, the Board has objectives and purposes that are solely educational and charitable, and:

   WHEREAS, the Board maintains a central office for the guarantee of loans made by participating lenders to students attending eligible educational institutions; and

   WHEREAS, the lender affirms it's eligibility herein, and is desirous of participating in the Guarantee Program of the Board subject to the terms and conditions hereinafter set forth;

   NOW, THEREFORE, in consideration of the initial loan which the Lender makes or acquires hereunder, and in further consideration of the mutual covenants hereinafter expressed, the Board and the Lender agree as follows:

   The following shall govern the actions of the parties with respect to this agreement:

   1.   (a)    As used herein the following words shall have the meanings respectively indicated:

               AGREEMENT: a valid Agreement to Guarantee Federal Family Education Loans between the Board and the Lender.
               APPROVED NOTE: a Promissory Note, including the Repayment Schedule addendum, guaranteed by the Board.
               BORROWERS: the maker or makers of an Approved Note.
               COMMON MANUAL: the loan policy manual as from time to time amended or supplemented describing how the Guarantee Program is to be administered.
               DEFAULT: with respect to any Approved Note, the occurrence of any event which shall constitute a default under the terms of such Note.
               ELIGIBLE EDUCATIONAL INSTITUTION: any institute of post secondary education which is an "eligible institution" under the Guarantee Program of the Board and the Federal Act. ELIGIBLE LENDER: a Lender defined by the Federal Act who maintains offices within the United States of America and provides services usual and customary to entities engaged in the business of banking through such offices.
               FEDERAL ACT: the Higher Education Act of 1965 (Public Law 89-329), as amended and in effect from time to time, or any successor enactment thereto, and the rules and regulations in effect from time to time thereunder.
               GUARANTEE PROGRAM: the Program undertaken by the Board pursuant to the State Act under which the Board will guarantee payment of principal and interest on eligible loans.
               LOAN: a Loan made to a Borrower by the Lender, or a Loan made to a Borrower by another lender and acquired by the Lender, evidenced by an Approved Note.
               LOAN APPLICATION: the application(s) for a Loan approved by the Department of Education.

          NOTICE OF DEFAULT: a notice that an Approved Note is in Default on an approved form.
          PROMISSORY NOTE: the loan agreement approved by the Department of Education.
          REPAYMENT SCHEDULE: the repayment schedule addendum to a Promissory Note approved by the Department of Education.
          RESERVE FUND: the fund established by the Board of Regents for the purpose of reserving sufficient funds to purchase defaulted loans. STATE ACT: Title 20, Chapter 26, Part 11 of the Montana Code Annotated.
          STUDENT: a person who meets the definition of an eligible student under the Guarantee Program.
          (b) All documents and instruments referred to in this Agreement shall be in the form from time to time adopted and approved for use by the Board.

2. Nothing contained in this Agreement shall obligate the Lender to make or acquire any particular loan; but the Lender agrees that it will refinance or extend the maturity of each Approved Note held by it under the Guarantee Program, in accordance with the terms of such Approved Note and this Agreement. The Lender will notify the Board within 30 days of any changes in organizational ownership, via sale, merger, or other type of transfer, or any changes in lender's legal name. However, it is further understood that failure to provide this notice will not impact the guarantee of any loan.

3. The lender agrees that, in respect of all loans made or otherwise acquired by it under the Guarantee Program and all Approved Notes held by it from time to time, it will, and it will cause its agents to:

     (a) exercise "due diligence" as defined in the Federal Act and the Common Manual in the making, servicing, and collection thereof;
     (b) comply with all procedures and conditions of its part to be performed set forth in this Agreement, the Federal Act, and the Common Manual;
     (c) comply with all Federal and State laws and regulations applicable thereto, including, without limitation, the Federal Consumer Credit Protection Act and regulations thereunder;
     (d) provide promptly to the Board such information and reports as may from time to time be reasonably requested by the Board;
     (e) permit the Board to examine the student loan records and files for the purpose of conducting a program review and compliance as required by law and regulations; and
     (f) permit the Secretary of Education or other agencies designated by the Secretary, and the Board, to have access to the lender's records in order to assure the accuracy of reports required in section 682.414(a)(4)(i) of the federal regulations.
     (g) not sell, assign, or transfer the ownership of any Loan guaranteed by the Board pursuant to this Agreement to any person or organization that does not, at the time of sale, assignment, or transfer, have a valid Agreement with the Board.

4. Upon payment to the Board of any premium or other fee required under the Guarantee Program or upon the acquisition of a loan for which such premium or fee has been paid, the Board will Guarantee each Promissory Note made or acquired by the Lender, provided, however, that the Board shall not be obligated to guarantee any such Note if the Board in its sole discretion determines that the procedures and requirements of applicable law and regulations, this Agreement on the Common Manual have not been complied with in respect of such Promissory Note.

5. The Board will guarantee each extension or refinancing of any Approved Note which has been guaranteed by the Board; provided, however, that the action is in accordance with the terms of the underlying Approved Note or the procedures and requirements of applicable law and regulations, this Agreement and the Common Manual.

6. (a) In the event of a Default in respect to any Approved Note, the Lender shall follow the policy set forth in the Common Manual. The Board does not guarantee payment by the Borrower of any delinquency charges imposed for late payments, and will not accept a default claim based solely on non-payment of such charges. Upon receipt from the Lender of a Notice of Default together with the Approved Note guaranteed by the Board (or a certified true and exact copy), the Loan Application, and evidence of collection effort satisfactory to the Board, the Board will pay to the Lender in accordance with the Common Manual 100% (as loans guaranteed prior to October 1, 1993), or not less than 98% (as to loans guaranteed on or after October 1, 1993), as the case may be, of the unpaid balance principal and all interest due on such Approved Note (other than any portion of such interest payable by the U.S. Department of Education under the Federal Act as allowed by the Department of Education and as amended by the Act and accepted by the Lender provided the Lender has complied in all material respect with the policies and requirements of applicable laws and regulations, this Agreement and the Common Manual in respect of such Approved Note. Upon death, permanent and total disability of the Borrower, (or in the case of a parent borrower, the death of the student for whom the parent borrowed), the Borrower's remaining liability will be discharged by the Board as provided by the Federal Act.
     (b) The liability of the Board as guarantor of any Approved Note in accordance herewith shall not be affected by the fact that the Borrower was a minor at the time of execution of the Note.
     (c) The Board is obligated to make payments under this Agreement solely from the revenues or other funds in the reserve fund maintained by the Board; neither the State of Montana nor any political subdivision thereof is obligated to pay the same, and neither the faith and credit nor the taxing power of the State of Montana or any of its political subdivisions is pledged to the payments to be made by the Board under this Agreement. (See "Federal Reinsurance" below.)

7. The Board covenants that, so long as the Lender is the holder of an Approved Note, the Board shall maintain in the Reserve Fund an amount that is greater than or equal to the minimum reserve level required under the Higher Education Act. Should said reserve level fall below the minimum amount required the Board shall be subject to the provision as set forth in
     Section 428(c)(9) of the Higher Education Act.

8. (a) No change, other than the extension of the maturity date pursuant to paragraph 5 of this Agreement, or other changes specifically permitted by the Common Manual or the Federal Act, shall be made in the terms of any Approved Note, except with the prior written consent of the Board. Any such change made without such consent shall have the effect, at the option of the Board, of voiding the Board's guarantee of such Approved Note.
     (b) If the Lender shall violate or fail to comply with any applicable law or governmental regulation or provision of this Agreement in respect of any Approved Note, then the Lender hereby agrees to assume liability for, and does hereby indemnify, protect and hold harmless the Board, its successors, assigns, directors, officers, or agents, from and against any and all liabilities, losses, damages, penalties, claims, actions, expenses and disbursements, including legal fees and expenses, imposed on or incurred by them or any of them, in any way relating to or arising out of such violation or failure to comply, regardless of whether the Board shall have paid under its guarantee for such Approved Note.

9. The Board or its designated agent will furnish to the Lender from time to time a certificate as to the names and/or facsimile signatures of the officers or agents authorized to execute in its name and on its behalf guarantees of Approved Notes under this Agreement; and hereby warrants to the Lender that the authority so certified shall continue in full force and effect until the Board shall have delivered to the Lender written notice of revocation thereof. No recourse under or upon this Agreement or any Approved Note or guarantee thereof, or for any claim based thereon or otherwise in respect thereof, shall be had against any member, officer, employee or agent, as such, past, present, or future, of the Board or of any successor either directly or through the Board or any successor.

10. Any notice required or permitted by the Agreement shall be in writing and shall be deemed to have been duly given if mailed, first class postage prepaid, addressed (i) if to the Board, 2500 Broadway, P.O. Box 203101, Helena, MT 59620-3101, (ii) if to the Lender, at the address indicated below, or (iii) at such other address of which the party to be notified shall have given notice as aforesaid.

11. This Agreement may be terminated by either party upon not less than 15 days written notice to the other party. Such termination shall not affect any obligation incurred pursuant to this Agreement prior to the time that such termination notice becomes effective.

12. This Agreement shall inure to the benefit of and be binding upon the Board and the Lender and their respective successors and assigns. This Agreement supersedes all existing agreements between the parties with respect to the subject matter hereof. This Agreement shall not be varied by oral agreement, but only by an instrument in writing duly executed by the parties hereto. Any waiver or modification, expressed or implied, by the Board, of any term or condition contained in this Agreement shall operate as such only in the specific instance and shall not be construed as a waiver or modification of any such condition generally or in any other instance.

13. The obligations of the parties shall be governed by the laws and regulations of the State of Montana.

14. The rights vested in the Board of fulfill the terms of this Agreement shall not be hereafter limited or altered nor shall the rights and remedies of the Lender be impaired in any manner until the Loans are fully met and discharged.

IN WITNESS WHEREOF, the Board and the Lender have each caused this instrument to be executed the 30/th/ day of January, 2002 by their respective duly authorized officers.

STUDENT LOAN FINANCE CORPORATION              BOARD OF RENTS OF HIGHER EDUCATION
& SUBSIDIARIES (US BANK, TRUSTEE)             MONTANA UNIVERSITY SYSTEM

By  /s/ Tom Steele  CORPORATE TRUST OFFICER     /s/ Richard A.(Illegible)
   ----------------------------------------   ---------------------------------
                                              Commissioner of Higher Education
141 NORTH MAIN AVENUE  BOX 5308
SIOUX FALLS, SD 57117-5308

         41-0256895
-----------------------------------
Federal Tax Identification Number

FEDERAL REINSURANCE

Loans made pursuant to the Higher Education Act of 1965 and guaranteed by the Board which go into default are reinsured under an agreement with the U.S. Secretary of Education ("Secretary"). Under that agreement for loans guaranteed prior to October 1, 1993, 100% of the losses from such defaults will be borne by the Secretary except that: (a) if, for any Federal fiscal year, the amount of such reimbursement payments by the Secretary equals or exceed 5% of the loans which are guaranteed by the Board and which were in repayment at the end of the preceding fiscal year, the amount to be paid the Board as reimbursement for such excess shall be equal to 90% of the amount of such excess; and (b) if, for any Federal fiscal year, the amount of such reimbursement equals or exceeds 9% of such loans, the amount to be paid as reimbursement for such excess shall be equal to 80% of the amount of such excess. For loans guaranteed on or after October 1, 1993 but before October 1, 1998, losses borne by the Secretary are 98%, 88%, and 78% respectively. For loans guaranteed on or after October 1, 1998 the losses borne by the Secretary are 95%, 85%, and 75% respectively.

 AGREEMENT BETWEEN STUDENT LOAN FINANCE CORPORATION AND SUBSIDIARIES, THROUGH
  US BANK, N.A. AS ELIGIBLE LENDER TRUSTEE AND THE MONTANA GUARANTEED STUDENT LOAN PROGRAM WITH RESPECT TO THE GUARANTY OF CONSOLIDATION LOANS MADE UNDER
                SECTION 428C OF THE HIGHER EDUCATION ACT OF 1965

     Student Loan Finance Corporation and subsidiaries (SLFC), through US
Bank, N.A. as Eligible Lender Trustee ("the Trustee") hereby enters into an agreement with Montana Guaranteed Student Loan Program ("Guarantor") for Guarantor to guarantee Consolidation Loans that are originated or acquired by SLFC under Section 428C of the Higher Education Act of 1965, as amended and in effect from time to time, or any successor enactment thereto (the "Act") through the issuance to SLFC by Guarantor of a Certificate of Comprehensive Insurance.

     The Guarantor and SLFC hereby agree as follows:

     1. No claim submitted to Guarantor by SLFC with respect to a Consolidation Loan which has been guaranteed and which is in default will be paid by Guarantor unless Guarantor has received a Notice of Default together with the Note (or true and exact imaged or other copy thereof) assigned to Guarantor and evidence required under the Act that i) the Consolidation Loan evidenced by such Note was originated and serviced, and collection efforts were made, in accordance with this Agreement and ii) SLFC complied in all material respects with the requirements of Section 428C of the Higher Education Act as amended, (and Federal Regulations issued thereunder) the Common Manual and this Agreement.

     2. SLFC will make a Consolidation Loan to an eligible borrower (on request of the borrower) only if the borrower certifies that the borrower has no other application pending under Section 428C of the Act, and

          (a) At least one of the borrower's underlying loans to be included in the original consolidation have a Montana Guaranteed Student Loan Program guarantee, and

          (b) In cases where the borrower's underlying FFELP loans are held by a single lender, the borrower certifies that the borrower has sought and was unable to obtain a consolidation loan through the holder of the borrower's underlying FFELP loans.

     3. Each Consolidation Loan made or acquired by SLFC will bear interest, and be subject to repayment, in accordance with the provisions of
          Section 428C of the Act and the Common Manual.

     4. Each Consolidation Loan made by the SLFC, notwithstanding any other provision of Part B of Title IV of the Act limiting the annual or aggregate principal amount for all insured loans made to a borrower, will be in an amount which is equal to the sum of unpaid principal and accrued interest and late charges of all loans received by the eligible borrower which are selected by the borrower for consolidation.

     5. The proceeds of each Consolidation Loan made by SLFC will be paid by SLFC to the holder or holders of the eligible loans selected by the borrower for consolidation to discharge the liability on such loans. SLFC will determine the appropriate method of paying off loans retired by Consolidation Loans.

     6. A certificate of comprehensive insurance will be issued by the Guarantor to SLFC in accordance with Section 428C (b)(2) of the Act.

     7. No insurance premiums or origination fees shall be charged to the borrower.

     8. The Guarantor acknowledges that SLFC will rely on statements signed by the holders of loans to be consolidated in determining that those loans are legal, valid and binding obligations that were made and serviced in compliance with applicable laws and regulations and, for loans made under Title IV Part B, that the insurance is in full force and effect. SLFC need not obtain or retain any further information with respect to the loans selected for consolidation. SLFC hereby certifies that loans selected for consolidation that SLFC owns are legal, valid and binding obligations that were made in compliance with all applicable laws and regulations and that the insurance on such loans is in full force and effect.

     9. Consolidation Loans made by SLFC will not be eligible for any grace period remaining on the underlying loans or the payment of interest benefits, unless provided by federal law, with respect to such loans.

     10. A borrower's Consolidation Loan application/promissory note, disclosure statement, and other documents associated with the Consolidation Loan need not be notarized.

     11. SLFC will reach agreement with the Guarantor for the periodic electronic transmittal to the Guarantor of appropriate master file data with respect to Consolidation Loans in lieu of the normal reporting requirements that have been established by the Guarantor for loans insured under the FFELP program. SLFC will retain master file data with respect to the separate balances of the particular loans consolidated at the time of consolidation.

     12.  SLFC shall restructure repayment schedules in accordance with 428C
          (c)(2) of the Act and the Common Manual and offer repayment schedules as otherwise required by Section 428C of the Act.

     13. Either party may terminate this agreement by providing 90 days written notice to the other party. If SLFC no longer intends to originate or acquire Consolidation Loans, SLFC must notify MGSLP so that the Certificate of Comprehensive Insurance for Consolidation Loans can be terminated in a timely fashion and in a manner which will not affect the guarantee of any Consolidation Loan originated or acquired by SLFC prior to such termination. Termination of this agreement shall not affect the guarantee of any loans made or acquired prior to said termination.

     14. This agreement shall be in effect, subject to the Act, the Certificate of Comprehensive Insurance for Consolidation Loans, and the Common Manual, from the date of its execution by MGSLP until terminated by either party. Termination notices must be sent to the Director of MGSLP or SLFC, at the addresses listed in section 6 and 7 of the Certificate of Comprehensive Insurance for Consolidation Loans with respect to MGSLP, and as follows with respect to SLFC:

                        Student Loan Finance Corporation
                               105 SW 1/st/ Avenue
                               Aberdeen, SD 57401

FOR Student Loan Finance Corporation and              FOR the Guarantor
subsidiaries through US Bank, N.A. as Eligible
Lender Trustee

By:    /s/  Tom Steele                                By:  /s/ Arlene Hannawalt
   -------------------------------------------           -----------------------

Name:          TOM STEELE                             Name: ARLENE HANNAWALT
     -----------------------------------------             ---------------------

Title: CORPORATE TRUST OFFICER                        Title: DIRECTOR
      ----------------------------------------              --------------------

Date:          1-30-2002                              Date: Feb. 15, 2002
     -----------------------------------------             --------------------

CERTIFICATE OF COMPREHENSIVE INSURANCE FOR CONSOLIDATION LOANS

WHEREAS, Student Loan Finance Corporation and subsidiaries (SLFC), through US Bank, N.A. as Eligible Lender Trustee, wishes to confirm and to secure insurance on Consolidation Loans that were either originated by SLFC or were originated by another lender and acquired by SLFC pursuant to Part IV, Part B, Section 428C of the Higher Education Act of 1965, as amended and in effect from time to time, or any successor enactment thereto, (the "Act"), and

WHEREAS, Montana Guaranteed Student Loan Program (the "Guarantor") is authorized by the Act to provide such loan insurance through the issuance of a certificate of comprehensive insurance coverage under the provisions of Section 428C (b)(2) of the Act.

     NOW THEREFORE, it is agreed that:

     l. Within the limits established by the provisions of this certificate and without further action by the Guarantor, all Consolidation Loans which are eligible for insurance under the Act which will be made in conformity with Section 428C of the Act, the Common Manual and (a) if originated by the SLFC were made in conformity with an agreement entered into between the Guarantor and SLFC pursuant to such section of the Act, and (b) if acquired by SLFC were made in conformity with an agreement entered into by the Guarantor and the originator pursuant to such section of the Act, shall be insured from the time of disbursement against the loss of interest and principal by the Guarantor.

     2. A Consolidation Loan which will be originated by SLFC will not be insured under this certificate unless SLFC has determined to its satisfaction, in accordance with reasonable and prudent business practices for each loan being consolidated (a) that the loan is a legal, valid and binding obligation of the borrower; (b) that each such loan was made and serviced in compliance with applicable laws and regulations; and (c) in the case of loans made under Part B of the Act, that the insurance on such loan is in full force and effect.

     3. This certificate shall apply to loans made or acquired after the date of its acceptance by the SLFC and prior to the expiration of the authority in Section 428C of the Act to make and insure Consolidation Loans.

     4. This certificate applies to loans in an aggregate original principal amount of up to $100,000,000; provided, however, that upon a written request of SLFC, the Guarantor may increase such maximum amount.

     5. With respect to loans insured under this certificate, SLFC shall submit such reports to the Guarantor as it may reasonably require to carry out its responsibilities under the Act.

     6. All claims submitted by SLFC under this certificate will be directed to:

                           Montana Guaranteed Student
                           Loan Program PO Box 203101

                              Helena, MT 59620-3101

          7. All administrative and procedural matters related to loans issued under this certificate will be directed to:

                              Montana Guaranteed Student Loan
                              Program PO Box 203101
                              Helena, MT 59620-3101

          8. Repayment terms offered to borrowers will include all those provided by law. Graduated and income sensitive payment schedules may provide for an initial period of interest only payments. Loans will be made for up to the maximum period provided by law and the interest rate will be equal to or less than the applicable rate.

          9. If at any time prior to the expiration of this certificate, SLFC no longer proposes to make Consolidation Loans insured hereunder, it shall notify Montana Guaranteed Student Loan Program and this certificate may be terminated with respect to any future Consolidation Loans on a mutually agreed upon date.

               The insurance of loans made or acquired under this certificate prior to this expiration, or the termination thereof under this paragraph, shall not be affected by such expiration or termination.

          10. The issuance by the Guarantor of Guarantees for Consolidation Loans originated by SLFC under the Consolidation Loan Program is made in reliance on the implied representations of SLFC that all requirements set forth in the Agreement and the eligibility of such Consolidation Loans for Federal Reinsurance have been met. Each Consolidation Loan guaranty is conditioned upon compliance with the Act and the Common Manual by each and every holder with respect to such Consolidation Loan. The delegation of one or more functions to a servicing agency or another party does not relieve SLFC of its responsibilities in administering Consolidation Loans.

          11. SLFC will at all times be subject to the Limitation, Suspension and Termination procedures set out in the Common Manual (provided, however, that any such Limitation, Suspension or Termination shall not affect the insurance of any Consolidation loan originated or acquired by SLFC prior to written notice received by SLFC of the initiation of such Limitation, Suspension or Termination.

Montana Guaranteed Student Loan Program

By:    /s/  Arlene Hannawalt
    -----------------------------------

Name:  Arlene Hannawalt

Title: Director

ACCEPTED THIS 30/th/ DAY OF January, 2002

Student Loan Finance Corporation and subsidiaries through US Bank, N.A. as Eligible Lender Trustee

By:           /s/  Tom Steele
   ----------------------------------------

Name: TOM STEELE

Title: CORPORATE TRUST OFFICER